EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Denbury Resources Inc. on Form S-8 of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1997 and of our report dated February 27, 1998, relating to the financial statement schedule appearing in the Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 1997.



Deloitte & Touche



Calgary, Alberta
June 2, 1998


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